Exhibit 99.1

Sensei Biotherapeutics Appoints Jessie M. English, Ph.D. to its Board of Directors

Entrepreneurial leader brings expertise growing biotech platform companies

BOSTON, MA and ROCKVILLE, MD – April 5, 2021 – Sensei Biotherapeutics, Inc. (NASDAQ: SNSE), a clinical-stage immunotherapy company focused on the discovery and development of next generation therapeutics for cancer, today announced the appointment of Jessie M. English, Ph.D. to its Board of Directors. Dr. English is a proven biotechnology leader and brings over 20 years of experience in oncology research as well as business and leadership development.

“Jessie’s experience in building vibrant, data-driven companies will serve as an important asset to our Board of Directors as we continue to build Sensei Bio’s research capabilities and pipeline. I am excited to welcome her to our Board of Directors at this critical time in Sensei’s development. Her expertise in both oncology drug discovery and business development will support our advancement of novel next-generation immunotherapies,” said John Celebi, President and Chief Executive Officer of Sensei Biotherapeutics.

“Sensei is leading the advancement of ImmunoPhage™, a potentially new class of therapeutics. Advances in cancer immunotherapy such as this represent a critical shift in the drug discovery paradigm,” said Dr. English. “I am excited to join Sensei’s Board of Directors and work alongside the team to further advance personalized, yet off-the-shelf product candidates.”

Dr. English is an experienced and innovative drug discovery researcher and drug developer. Throughout her career, she has led high impact and high growth companies developing pioneering therapeutics. She currently serves as the Chief Scientific Officer of Bakx Therapeutics. Previously, she was Chief Scientific Officer of Tilos Therapeutics, which was acquired by Merck in 2019. Dr. English’s expertise spans leadership experience in industry and academic collaboratorations in oncology drug discovery, establishment of translational programs and development of novel translational platforms. She previously held senior roles in immuno-oncology and translational drug discovery and research at Merck KGaA, the Dana-Farber Cancer Institute (the Belfer Center for Applied Cancer Science), Merck Research Laboratories, ArQule, Pfizer, and Schering-Plough. Her experiences include serving on the leadership counsel of AACR Women in Cancer Research and as its Chairperson from 2014-2015. Dr. English holds a Ph.D. in Neurobiology from the University of North Carolina at Chapel Hill and a B.S. in Biochemistry from Kansas State University.

About Sensei Biotherapeutics

Sensei Biotherapeutics is a clinical-stage biopharmaceutical company focused on the discovery, development and delivery of next generation immunotherapies for the treatment of cancer and infectious diseases. The company has developed a proprietary bacteriophage-based platform, ImmunoPhage™, that enables the rapid generation of immune activating therapeutic agents that fully engage the immune system. Using the ImmunoPhage™ platform, Sensei is developing a library of ImmunoPhage, called Phortress™, to target multiple tumor-associated antigens to create a personalized yet off-the-shelf cocktail approach for treating cancer patients. The platform enables efficient, scalable and cost-effective manufacturing to support all of Sensei’s clinical programs. The company’s most advanced immunotherapy, SNS-301, a first-in-class ImmunoPhage™ targeting the tumor antigen Aspartyl beta Hydroxylase (ASPH), is currently in a Phase 1/2 clinical trial in patients with advanced Squamous Cell Carcinoma of the Head and Neck. Earlier stage programs include SNS-401, an ImmunoPhage™ cocktail for the treatment of Merkel Cell Carcinoma, and SNS-VISTA, an antibody-based therapeutic targeting an immune checkpoint gene that inhibits anti-tumor immune responses called V-domain Ig suppressor of T cell activation (VISTA). For more information, please visit www.senseibio.com, and follow us on Twitter @SenseiBio and on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Sensei’s current beliefs and expectations. These forward-looking statements include expectations regarding the potential clinical development of Sensei’s product candidates and the advancement and potential benefits of ImmunoPhage. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Sensei’s reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in Sensei’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 30, 2021 and Sensei’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Sensei as of the date of this release, and Sensei assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Julie Seidel

Stern Investor Relations, Inc.

212-362-1200

julie.seidel@sternir.com

Media Contact:

Mike Beyer

Sam Brown Inc. Healthcare Communications

312-961-2502

mikebeyer@sambrown.com